                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1st Group Telecommunications, Inc.
Ace Electric, Inc.
Aladdin Ward Electric & Air, Inc.
Amber Electric, Inc.
Anderson & Wood Construction Co., Inc.
ARC Electric, Incorporated
B. Rice Electric LP
Bachofner Electric, Inc.
Bear Acquisition Corporation
Bexar Electric Company, Ltd.
Brink Electric Construction Co.
Britt Rice Electric, Inc.
Britt Rice Holdings LLC
Britt Rice Management LLC
Bryant Electric Company, Inc.
BW Consolidated, Inc.
BW/BEC, Inc.
BW/BEC, L.L.C.
Canova Electrical Contracting, Inc.
Carroll Holdings LLC
Carroll Management LLC
Carroll Systems LP
Carroll Systems, Inc.
Charles P. Bagby Co., Inc.
Collier Electric Company, Inc.
Commercial Electrical Contractors, Inc.
Cross State Electric, Inc.
Cypress Electrical Contractors, Inc.
Daniel Electrical Contractors, Inc.
Daniel Electrical of Treasure Coast, Inc.
Daniel Integrated Technologies, Inc.
Davis Electrical Constructors, Inc.
Delco Electric, Inc.
DKD Electric Company, Inc.
Electro-Tech, Inc.
EMC Acquisition Corporation
Ernest P. Breaux Electrical, Inc.
Federal Communications Group, Inc.
Florida Industrial Electric, Inc.
General Partner, Inc.
Goss Electric Company, Inc.

H.R. Allen, Inc.
Hatfield Reynolds Electric Company
Haymaker Electric, Ltd.
Holland Electrical Systems, Inc.
Houston Stafford Holdings, LLC
Houston-Stafford Electric, Inc.
Houston-Stafford Electrical Contractors, LP
Houston-Stafford Management LLC
Howard Brothers Electric Co., Inc.
I.C.G. Electric,  Inc.
ICS Holdings LLC
ICS Integrated Communication Services LP
IES Communications, Inc.
IES Contractors Holdings LLC
IES Contractors LP
IES Contractors Management LLC
IES Electrical Group, Inc.
IES Holdings, LLC
IES Management, LP
IES Residential Group, Inc.
IES Specialty Lighting, Inc.
IES Ventures Inc.
Innovative Electric Company, Inc.
Integrated Electrical Finance, Inc.
Intelligent Building Solutions, Inc.
J.W. Gray Electric Company, Inc.
J.W. Gray Electrical Contractors, LP
J.W. Gray Holdings, LLC
J.W. Gray Management, LLC
Kayton Electric, Inc.
Key Electrical Supply, Inc.
Linemen, Inc. (d/b/a California Communications)
Mark Henderson, Incorporated
Menninga Electric, Inc.
Midlands Electrical Contractors, Inc.
Mid-States Electric Company, Inc.
Mills Electric  LP
Mills Electrical Contractors, Inc.
Mills Electrical Holdings, LLC
Mills Management LLC
Mitchell Electric Company, Inc.
M-S Systems, Inc.
Murray Electrical Contractors, Inc.
Muth Electric, Inc.
NBH Holding Co., Inc.
Neal Electric LP

Neal Electric Management LLC
New Technology Electrical Contractors, Inc.
Newcomb Electric Company, Inc.
Pan American Electric Company, Inc., a New Mexico Corporation
Pan American Electric, Inc.
Paulin Electric Company, Inc.
Pollock Electric, Inc.
Pollock Summit Electric, LP
Pollock Summit Holdings, Inc.
PrimeNet, Inc.
Primo Electric Company
Putzel Electrical Contractors, Inc.
Raines Electric Co., Inc.
Raines Electric LP
Raines Holdings LLC
Raines Management LLC
RKT Electric, Inc.
Rockwell Electric, Inc.
Rodgers Electric Company, Inc.
Ron's Electric, Inc.
Spectrol, Inc.
Spoor Electric, Inc. (d/b/a SEI Electrical Contractor)
Summit Electric of Texas, Incorporated
T&H Electrical Corporation
Tech Electric Co., Inc.
Tesla Power (Nevada), Inc.
Tesla Power and Automation, LP
Tesla Power G.P., Inc.
Tesla Power Properties, LP
Thomas Popp & Company
Valentine Electrical, Inc.
Wolfe Electric Co., Inc.
Wright Electrical Contracting, Inc.